Exhibit 99.1

GDC Unveils Its Next Leap into the Fusion of Art and AI-Generated Video Technology with a Captivating Short Film “Forgotten Planet”

NEW YORK, April 8, 2024 (GLOBE NEWSWIRE) -- GD Culture Group Limited (“GDC” or the “Company”) (Nasdaq: GDC), and its subsidiary, AI Catalysis Corp. (“AI Catalysis”), unveil their latest venture into the convergence of art and AI technology with the debut of the captivating short film “Forgotten Planet” on the AI Catalysis website and social media platforms including Instagram, YouTube, X/Twitter, and LinkedIn, on April 5, 2024. The short film combines captivating storytelling with AI-generated video technology, aiming to push the boundaries of creativity and innovation in the filmmaking industry.

“Forgotten Planet” transports viewers to the year 2079 AD, 110 years after mankind’s first lunar landing. The gripping narrative follows Astronaut Mark, stranded on an enigmatic alien world following a catastrophic space mission failure. With dwindling oxygen and no means of communication, Mark clings to a cherished photo of his family as he confronts the inevitable. Against a backdrop of uncertainty and despair, Mark’s resilience and humanity are put to the ultimate test, leading to a profound journey of self-discovery and redemption.

At the heart of “Forgotten Planet” lies the groundbreaking application of AI-generated video technology, seamlessly integrated into every step of the filmmaking process, from script development and editing to animation and visual effects, to amplify the creative experience. Throughout the production of “Forgotten Planet,” AI models played a crucial role in crafting a visually stunning and emotionally resonant narrative, breathing life into the alien world with unmatched realism and detail. Furthermore, AI-driven tools were utilized in character design and animation, enabling lifelike performances and emotive expressions that deeply resonate with audiences.

The release of “Forgotten Planet” underscores the immense potential of AI-generated video technology in the filmmaking and creative industries, echoing the disruptive impact witnessed in endeavors like Sora. This technological advancement has not only reshaped creative processes but also revolutionized the landscape of the creativity industries at a remarkable pace.

Mr. Xiaojian Wang, Chairman, and Chief Executive Officer of the Company remarked, “ Forgotten Planet stands as a testament to the transformative power of AI in filmmaking and the video-creation industry. By integrating AI technology, the film not only elevates visual storytelling but also unlocks new realms of creative expression and innovation. This marks just the beginning of our exploration into the possibilities of AI in filmmaking and design. We remain steadfast in our commitment to creating more works that harness AI video technology, pushing the boundaries of storytelling and visual artistry.”

For more information about “Forgotten Planet” and to view the full video, visit AI Catalysis’s website at: https://aicatalysis.com/.

About GD Culture Group Limited

GD Culture Group Limited (the “Company”) (Nasdaq: GDC), is a Nevada company currently conducting business mainly through its subsidiaries, AI Catalysis Corp. (“AI Catalysis”) and Shanghai Xianzhui Technology Co, Ltd. The company plans to enter into the livestreaming market with focus on e-commerce and livestreaming interactive games through its wholly owned U.S. subsidiary, AI Catalysis, a Nevada corporation incorporated in May 2023. The Company’s main businesses include AI-driven digital human technology, live-streaming e-commerce business and live streaming interactive game. For more information, please visit the Company’s website at https://www.gdculturegroup.com/.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

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